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                                                      EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Enserch Exploration, Inc. on Form S-8 of our reports dated February 7, 1994 and September 1, 1994, related to the financial statements of Enserch Exploration Partners, Ltd. for the year ended December 31, 1993, and the balance sheet of Enserch Exploration, Inc. as of September 1, 1994, respectively, appearing in the Prospectus/Information Statement dated December 9, 1994, on Form S-4, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
February 14, 1995
Dallas, Texas